Exhibit 99.2
Information Relating to Item 14 — Other Expenses of Issuance and Distribution
The expenses in connection with the sale and distribution of the Common Stock registered pursuant to the Registration Statement (Registration Statement No. 333-154968) on Form S-3 filed on November 3, 2008, and offered and sold pursuant to the Prospectus Supplement filed pursuant to Rule 424(b)(5) on March 16, 2010, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the SEC registration fee, which includes the assumed exercise of the underwriters’ over-allotment option.

Securities and Exchange Commission Registration Fee	$10,824
Fees and expenses of accountants	$37,000
Fees and expenses of counsel	$70,000
Stock exchange listing fees	NA
Printing expenses	$5,400
Printing and engraving fees and expenses	NA
Rating agency fees	NA
Transfer agent fees	$3,500
Miscellaneous	$20,500
Total	$147,224